UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2022

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Binney Street, Suite 300 Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 2, 2022, Rubius Therapeutics, Inc. (the “Company”) announced that, in light of the Company’s financial condition, including the recently disclosed repayment and termination of its $75 million credit facility with SLR Investment Corp., and the early stage of its programs, its Board of Directors (the “Board”) approved a plan to review strategic alternatives, including a sale or merger of the Company or one or more sales of its assets, and to significantly and immediately reduce its operations (the “Plan”). In connection with this Plan, the Company has terminated 42 of its employees (representing 82% of its current employee base), leaving a core team of individuals to lead the strategic review process.

The Company expects that these measures will reduce its operating expenses with the goal of allowing the Company to pursue any viable strategic alternatives. As a result of the Plan, the Company estimates that it will incur charges of approximately $4.4 million in the fourth quarter of 2022, which include termination benefits principally comprised of severance payments.

There is no guarantee that this plan will be successful. The Company may not be able to successfully pursue any strategic alternatives and, even if certain strategic alternatives may be available, the Company cannot provide any assurance that the strategic alternatives review process will result in any particular alternative, transaction or value.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Plan described above, certain members of the executive team at the Company will be stepping down from their roles and each of Pablo J. Cagnoni, M.D., Chief Executive Officer and principal executive officer of the Company, Jose Carmona, Chief Financial Officer, principal financial officer and principal accounting officer of the Company and Maiken Keson-Brookes, Chief Legal Officer and corporate secretary of the Company, have negotiated a separation of service with the Company, effective November 15, 2022 (the “Separation Date”), and each has entered into a separation agreement with the Company, whereby each of them will continue to receive his or her respective salary and benefits, and will continue to vest in his or her respective outstanding equity awards through the Separation Date (except that Dr. Cagnoni will receive his severance in three installments over the next three months). Following the Separation Date, each of them will be entitled to the benefits in connection with a termination without cause in accordance with their existing employment agreements with the Company filed as Exhibits 10.20, 10.23 and 10.21, respectively to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”). Dr. Cagnoni plans to subsequently join Flagship Pioneering.

Dr. Cagnoni will continue in his role as a member of the Board, and was appointed to serve as Chairman of the Board, effective November 1, 2022, at which time Dr. Noubar Afeyan, Chairman of the Board of Rubius, resigned from the Board and will continue as a Board observer.

In connection with the Plan, the Board has appointed Dannielle Appelhans, age 39, Chief Operating Officer of the Company, as the Company’s Chief Executive Officer and President, effective upon the Separation Date (the “Effective Date”). Ms. Appelhans will also serve as the Company’s principal executive officer, and as its interim principal financial officer and principal accounting officer. Ms. Appelhans’ biographical information is contained in the Company’s 2022 definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 30, 2022.

In connection with Ms. Appelhans' appointment as Chief Executive Officer and President, and in light of Ms. Appelhans' and Dr. Laurence Turka's, Chief Scientific Officer and Head of Research and Translational Medicine of the Company, commitment to pursuing the Company's Plan described above, each of Ms. Appelhans and Dr. Turka will each be entitled to receive a tranched retention award of up to approximately $400,000, tied to his or her continued service with the Company, as well as two potential performance bonuses, with each bonus award (including the amount thereof) contingent upon meeting certain goals and metrics set by the Board under the Plan. Ms. Appelhans and Dr. Turka will otherwise continue to be entitled to the benefits under his or her employment agreement, filed as Exhibit 10.24 and Exhibit 10.22, respectively, to the 2021 Annual Report, except that the tranched retention award shall be in lieu of any cash severance benefits he or she might otherwise be entitled to under his or her employment agreement with the Company.

Ms. Appelhans has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Appelhans' employment with the Company is expected to terminate no later than January 31, 2023.

Forward Looking Statements

Certain statements in this report constitute “forward-looking statements” of the Company within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable securities laws.  Any statements contained herein which do not describe historical facts, including statements regarding expectations for the Company’s reduced operations, review of strategic alternatives and other components of the Plan are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the possibility that no strategic alternatives or trading market will be available to the Company and that the Company’s stockholders will not realize any value in the Company’s shares, as well as those risks identified in the Company’s filings with the Commission, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2021, and subsequent filings, with the Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and in the upcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, available on the Commission’s website at www.sec.gov.  Any such risks and uncertainties could materially and adversely affect the Company’s results of operations and cash flows and the amount of time the Company can meet its operational and capital needs. The Company cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

The Company cautions that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2022	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Pablo J. Cagnoni
Pablo J. Cagnoni
Chief Executive Officer